Exhibit 10.1

NBI HF, national ID no. 471008-0280, Austurstraeti 11, Reykjavík (Landsbankinn herein) and deCODE Genetics Inc, Sturlugata 8, 101 Reykjavík (deCODE herein) enter into the following

AGREEMENT

regarding Landsbankinn’s purchase of Securities (1. Auction Rate Securities), totaling at nominal value USD33,500,000.- as specified in Appendix 1 to this agreement (“the Securities” herein) from deCODE, on the right of sale and right of purchase of the Securities, as further specified in this agreement.

Article 1

deCODE undertakes to sell and Landsbankinn to purchase the Securities and to pay for them in three phases, further a) ISK750,000,000.- upon the signing of this agreement, b) ISK375,000,000.- on 27 January 2009, and c) ISK250,000,000.- on 13 February 2009, or totaling ISK1,375,000,000.- (“the Purchase Price” herein), and the payments shall be deposited into account no. 0115-26-3846 owned by Íslensk erfdagreining EHF, national ID no. 691295-3549, (‘“ÍE” herein).

Article 2

Considering that Landsbankinn has not examined the contents of the Securities or whether and what kind of restrictions exist regarding their transfer from deCODE to Landsbankinn, deCODE guarantees towards Landsbankinn that deCODE is authorized to transfer the Securities and that they are the property of deCODE and free of any liens and encumbrances, or other ownership-right restrictions. If, for some reason, it materializes during the agreement’s period of validity that the transfer of the Securities, one or more, was unauthorized, deCODE furthermore guarantees that it will immediately redeem the Securities and pay for them in conformity with Article 6 of this agreement.

If it turns out during this agreement’s period of validity that the payer of any of the Securities (one or more) has sought composition, requested moratorium or been declared insolvent, deCODE shall redeem all of the relevant Securities and shall pay for them the amount Landsbankinn paid for the said Securities, plus the required rate of return, i.e. an amount which is the same percentage of the Purchase Price and the nominal value of the said Securities of the total nominal value of the Securities according to Appendix 1.

Article 3

Landsbankinn is not obligated to pay the Purchase Price until the Securities have been transferred to the bank in accordance with the instructions of Landsbankinn thereon, and after the transfer, Landsbankinn shall have full rights according to the Securities and shall furthermore bear all commitments that they place upon the holder of their rights. The Securities shall be delivered to the account of Landsbankinn no. 13151 at Clearstream, “Free-of-Payment”.

Article 4

Landsbankinn shall have the right to demand that deCODE purchases, as a whole, all of the Securities of the bank (i.e. Put Option) and this right shall be active irrespective of which of the following occurs first: a) upon receipt of the initial payment and the signing of a binding purchase agreement of deCODE and a third party on the sale of the majority or all share capital of ÍE, or of the part of the activities of ÍE as specified in Appendix 2 to this agreement, or b) that the time strikes 12:00 noon on 16 December 2009. In both instances deCODE shall have 14 days to finalize the purchase and to pay the Repurchase Price to Landsbankinn.

Article 5

deCODE shall at any time have the right to demand that Landsbankinn sells the Securities to deCODE (i.e. Call Option) and this right shall remain throughout the agreement’s period of validity. In order for deCODE being able to exercise this right, the company must exercise this right wholly, i.e. to buy all the Securities in full, not in part.

Article 6

Upon repurchase/sale of the Securities in accordance with Articles 4 or 5 above, the Securities’ sales price shall be the Purchase Price plus Reibor interest as registered on the day of the signing of this agreement, plus a 5% interest differential p.a. (“the Repurchase Price” herein). Payments in respect of the purchase of the Securities, cf. Articles 4 or 5, shall be in cash.

Article 7

A party wishing to exercise its sales right/purchase right, cf. Articles 4 and 5 above, shall send a notification thereon to the counterparty and the delivery date of the Securities shall be 14 days after the notification is received about the exercising of the sales right/purchase right.

Article 8

In conformity with Article 3, Landsbankinn receives all interest payments and/or advance payments made in respect of the Securities during the agreement’s period of validity. The interest installments that are paid to Landsbankinn until the sales-/purchase right becomes active, shall be deducted from the Repurchase Price, cf. Article 6. The same rule shall apply if payment is made on the principal amount, in part or in full, of some of the Securities during the agreement’s period of validity. Calculating the deductibles, cf. the aforementioned, shall be based on the central rate of exchange of the Central Bank of Iceland (USD-ISK) on the date Landsbankinn receives a payment, whereas the installments on the Securities shall be made in dollars.

Article 9

Although the total amount of interest and advance payments, received by Landsbankinn according to Article 8, turns out to be higher than the Repurchase Price, cf. Article 6, Landsbankinn shall, upon the purchase/sale of the Securities, cf. Articles 4 or 5, nevertheless only be obligated to present to deCODE the Securities (with the limitations specified in Article 10) in addition to the total amount the bank may have received, cf. Article 8, and exceeds ISK375,000,000 plus the Repurchase Price.

Article 10

If one ore more Securities are paid in full during the agreement’s period of validity, Landsbankinn shall be obligated to illustrate to deCODE in a satisfactory manner that the relevant Securities have been paid in full. The parties agree that a Security that has been paid in full during the agreement’s period of validity shall be taken off the list of Securities in Appendix 1; the list may change during the agreement’s period of validity.

Article 11

The contents of this agreement shall be confidential between the parties and the parties shall not disclose information about its contents, unless otherwise provided for by Icelandic and American laws and the regulations of stock exchanges or the parties agree to disclose information.

Article 12

Notifications, which the parties dispatch to each other because of the sales right, shall be sent to the following:

•                  NBI hf, Hafnarstraeti 5, 155 Reykjavík, fax: 410-3008, attn: Treasury.

•                  deCODE Genetics Inc, Sturlugata 8, 101 Reykjavík, fax: 570-1806, attn. Legal Division.

Article 13

If neither party to this agreement has exercised the rights stipulated in Articles 4 and 5, the rights cf. the relevant articles of the agreement will be deemed as cancelled not later than on 1 January 2010.

Article 14

If a disagreement arises between the parties on the contents or execution of this agreement, which shall be signed in two identical copies, the parties are authorized to bring such disagreement before the District Court of Reykjavík.

So done in Reykjavík, 14 January 2009

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK, THE SIGNATURE SHEET FOLLOWS ON THE NEXT PAGE]

On behalf of deCODE Genetics Inc

Sign.	Kári Stefánsson	Sign.

On behalf of NBI HF

Sign.	Arni T. Thorbjornsson	Sign.	Jon T. Oddleifsson

Witnesses to the signatures and date:

Sign.	Jóhann Hjartarson	Sign.	Ómar Karl Jóhannesson
	District Court Attorney		District Court Attorney
	National ID no: 080263-2289		National ID no: 060870-4549

Sign.	Thórir Haraldsson	Sign.	Einar Kristján Jónsson
	District Court Attorney		District Court Attorney
	National ID no: 270264-2049		National ID no: 231173-4719

Appendix 1

December 31, 2008

Security	Issue Date	Maturity Date	Estimated Monthly Interest Payment (1)	Interest Frequency	Current Interest Rate	CUSIP	Units	Total Cost
MBIA Preferred Stock/Formerly North Castle	23.12.02	Perpetual	Paid Quarterly	90 days	30 year libor plus 200 basis points	55276G204	41	4.100.000,00
Grand Central	19.07.04	Perpetual	28th	28 days	1 month Libor plus 200 basis points	38528d203	40	4.000.000,00
Ambac Preferred Stock/Formerly Dutch Harbor	03.12.01	Perpetual	8th	28 days	1 month Libor plus 200 basis points	23138886	56	1.400.000,00
Sutton Capital	23.06.03	Perpetual	3rd & 31st	28 days	1 month Libor plus 150 basis points	86943v209	35	3.500.000,00
Athilon Cap	21.12.04	03.02.45	1st & 29th	28 days	1 month Libor plus 250 basis points	047468ab9	5.000.000	5.000.000,00
Primus	19.12.02	Perpetual	10th	Monthly	1 month Libor plus 300 basis points	52519g802	30	3.000.000,00
Insurance Nt Capital Riverlake 2006-5	28.07.03	17.08.33	26th	Monthly	1 month Libor plus 200 basis points	45805eaa9	3.000.000	3.000.000,00
Insurance Nt Capital Riverlake 2003-6	16.12.03	31.12.33	16th	Monthly	1 month Libor plus 200 basis points	45804qaa3	2.000.000	2.000.000,00
Insurance Nt Capital Rivermont 2006-3	31.10.06	26.12.50	12th	Monthly	1 month Libor plus 200 basis points	45804caa4	2.500.000	2.500.000,00
Double Oak	23.07.07	16.07.52	19th	Monthly	1 month Libor plus 200 basis points	25857eaa8	5.000.000	5.000.000,00
Total								33.500.000,00

Appendix 2

deCODE genetics Inc (“deCODE”) is an American public company, registered in the State of Delaware, USA. The shares in deCODE are registered at NASDAQ. deCODE is a holding company without any independent activities, which primarily take place in the subsidiaries.

Íslensk erfdagreining (“ÍE”) is an Icelandic private limited company which is fully owned by deCODE and engages, among other things, in the development and sale of genetic analysis tests, as well as ÍE, selling genetic analysis services to third parties. A part of ÍE’s developmental work is financed with grants from public parties, for example, the European Union and the American health institute, NIH. All of ÍE’s personnel are stationed in Iceland, except for the sales personnel who sell the company’s products abroad.

deCODE’s subsidiaries in the USA engage in the development, sale and services in the field of reference medicinal products.

The operation of the deCODE conglomerate is currently being reorganized with the goal of future strengthening, among other things, through the selling of ÍE stock in full or in part, or the entire operation that ÍE has engaged in and as described above. If selling this operation is realized without this pertaining to the sale of share capital, the conditions of the sales right, cf. Article 4 of the principal text of the agreement between deCODE and NBI HF, are deemed as having been met.